Exhibit (10x)


                 STOCK SUBSCRIPTION AGREEMENT

                UNDER STOCK OWNERSHIP PLAN OF

                    THE DIXIE GROUP, INC.


The undersigned participant in the Stock Ownership Plan (the "Plan") adopted by the Board of Directors of The Dixie Group, Inc., f/k/a Dixie Yarns, Inc. ("Dixie") on August 22, 1996, hereby subscribes for ________ shares of Common Stock of Dixie, par value of $3 per share, at a price of $________ per share (the "Shares"), a total purchase price of $________ (the "Purchase Price").

The undersigned participant in the Plan hereby agrees that the Purchase Price for the Shares shall be due and payable on ____________, 2001 (the third anniversary of the undersigned participant's Initial Subscription Offering Date), if not sooner, in accordance with the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and confirms that the undersigned has read the Plan.

This subscription is subject to the terms and conditions of the Plan, including specifically the provisions of the Plan that provide for automatic call for payment of the Purchase Price and the optional call for payment of the Purchase Price before ____________, 2001.

All shares of Common Stock issued pursuant to this subscription may be restricted shares and subject to limitations and conditions of sale, including the holding of such shares for a minimum period of time.

Executed as of this ______ day of ____________, 1998.


_________________              _____________
   Participant                    Witness

This subscription is accepted by The Dixie Group, Inc. pursuant to the terms of the Stock Ownership Plan adopted by the Board of Directors on August 22, 1996.

                                  The Dixie Group, Inc.

                                  By: _________________
                                      Chairman and CEO